UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

December 22, 2006

Date of Report (Date of Earliest Event Reported)

ALERIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 19, 2006, Aleris International, Inc. (the “Company”) announced the completion of the acquisition of Aleris by affiliates of Texas Pacific Group (“TPG”).

On August 7, 2006, affiliates of TPG entered into a merger agreement with the Company to acquire the Company for a purchase price of approximately $1.7 billion plus the assumption of or repayment of approximately $1.6 billion of debt.

TPG financed the transaction with an equity contribution, including contributions from existing management (collectively, the “Investors”), along with a new $1,225.0 million senior secured term loan facility, a new senior secured asset-based revolving credit facility providing financing of up to $750.0 million ($274.5 million of which was drawn at the Closing (as defined below)) and the private placement of $600.0 million aggregate principal amount of 9%/9 3/4% senior notes due 2014 and $400 million aggregate principal amount of 10% senior subordinated notes due 2016.

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 7, 2006, among the Company, Aurora Acquisition Merger Sub, Inc., a Delaware corporation (“Aurora”), and its parent, Aurora Acquisition Holdings, Inc., a Delaware corporation (the “Parent”), Aurora merged with and into the Company (the “Merger”), and the Company was the surviving corporation (the “Surviving Corporation”) and became a wholly-owned subsidiary of Parent under the Merger. As a result of the Merger, the Investors now own the Company. In connection with the closing of the Merger (the “Closing”) and related financing transactions (together with the Merger and the Closing, the “Transactions”), the Company terminated its existing $650.0 million senior secured term loan facility, its $750.0 million senior secured asset-based revolving credit facility and its $505.0 million senior unsecured credit facility, each as entered into on August 1, 2006.

Item 1.01. Entry into a Material Definitive Agreement.

1. Asset-Based Revolving Credit Facility

Overview

In connection with the Transactions, on December 19, 2006, the Company entered into a credit agreement and related security and other agreements for a senior secured asset-based revolving credit facility with Deutsche Bank Securities Inc., as joint lead arranger and joint bookrunner, Goldman Sachs Credit Partners L.P., as joint lead arranger, joint bookrunner and syndication agent, PNC Bank, National Association, City Business Credit and Key Bank Association, as co-documentation agents , Deutsche Bank AG, New York Branch as administrative agent and collateral agent and Deutsche Bank, Canada Branch as Canadian administrative agent (the “Asset-Based Credit Facility”).

The Asset-Based Credit Facility provides senior secured financing of up to $750.0 million, subject to a borrowing base, $274.5 million of which was drawn at the Closing. The Company and certain of its domestic and Canadian subsidiaries, as well as Aleris Switzerland GmbH, are borrowers under the Asset-Based Credit Facility. The availability of funds to the borrowers located in each jurisdiction is subject to a borrowing base for that jurisdiction, calculated on the basis of a predetermined percentage of the value of selected accounts receivable and U.S. and Canadian inventory, less certain reserves. Foreign borrowers, however, also have the ability to borrow under the Asset-Based Credit Facility based on excess availability under the borrowing base applicable to U.S. borrowers, subject to certain sublimits. The Asset-Based Credit Facility includes capacity for letters of credit and borrowings on same-day notice, referred to as swingline loans, and is available in U.S. Dollars, Canadian Dollars, Euros and certain other currencies.

The Asset-Based Credit Facility provides that the Company has the right at any time to request up to $100.0 million of additional commitments. The lenders do not have any obligation to provide any such additional commitments, and any increase in commitments will be subject to the absence of a default. If the Company were to request, and the lenders agreed to provide, any such additional commitments, the facility size could be increased to up to $850.0 million, but the Company’s ability to borrow would still be limited by the applicable borrowing bases.

Interest Rate and Fees

Borrowings under the Asset-Based Credit Facility bear interest at a rate equal to, at the Company’s option:

•	in the case of borrowings in U.S. Dollars, either (a) a base rate determined by reference to the higher of (1) Deutsche Bank’s prime lending rate and (2) the overnight federal funds rate plus 0.5%, plus an applicable margin or (b) a Eurodollar rate (adjusted for maximum reserves) determined by Deutsche Bank, plus an applicable margin;

•	in the case of borrowings in Euros, a Euro LIBOR rate determined by Deutsche Bank, plus an applicable margin;

•	in the case of borrowings in Canadian Dollars, a Canadian prime rate, plus an applicable margin; or

•	in the case of borrowings in other available currencies, a EURIBOR rate, plus an applicable margin.

The initial applicable margin will be 0.5% with respect to base rate and Canadian prime rate borrowings and 1.5% with respect to Eurodollar, Euro LIBOR and EURIBOR borrowings. The applicable margin is subject in each case to adjustment based on the historical availability under the Asset-Based Credit Facility.

In addition to paying interest on outstanding principal under the Asset-Based Credit Facility, the Company is required to pay a commitment fee in respect of unutilized commitments of 0.25%, if the average utilization is 50% or more for any applicable period, or 0.375%, if the average utilization is less than 50% for the applicable period. The Company must also pay customary letter of credit fees and agency fees.

Mandatory Repayments

The Asset-Based Credit Facility is subject to mandatory prepayment with (i) 100% of the net cash proceeds of certain asset sales, subject to certain reinvestment rights; (ii) 100% of the net cash proceeds from issuances of debt, other than debt permitted under the new revolving credit facility; and (iii) 100% of the net cash proceeds from certain insurance and condemnation payments, subject to certain reinvestment rights. Mandatory prepayments with such proceeds will only be required to the extent necessary to achieve a threshold liquidity level to be agreed.

In addition, if at any time outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Asset-Based Credit Facility exceed the applicable borrowing base in effect at such time, the Company will be required to repay outstanding loans or cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under the Asset-Based Credit Facility is less than the greater of (x) $65.0 million and (y) 10% of the total commitments under the facility or an event of default is continuing, the Company will be required to repay outstanding loans with the cash the Company is required to deposit in collection accounts maintained with the agent under the Asset-Based Credit Facility.

Voluntary Repayments

The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to Eurodollar, Euro LIBOR and EURIBOR loans.

Amortization and Final Maturity

There is no scheduled amortization under the Asset-Based Credit Facility. The principal amount outstanding is due and payable in full at maturity, five years from the date of Closing.

Guarantees and Security

The Asset-Based Credit Facility is secured, subject to certain exceptions (including appropriate limitations in light of U.S. federal income tax considerations on guaranties and pledges of assets by foreign subsidiaries, and certain pledges of such foreign subsidiaries’ stock, in each case to support loans to the Company or the Company’s domestic subsidiaries), by (i) a first-priority security interest in substantially all of the Company’s current assets and related intangible assets located in the United States, substantially all of the current assets and related intangible assets of substantially all of the Company’s wholly-owned domestic subsidiaries located in the United States, substantially all of the Company’s assets located in Canada as well as the assets of Aleris Switzerland GmbH (other than its inventory and equipment), (ii) a second-priority security interest in substantially all the Company’s fixed assets located in the United States and substantially all of the fixed assets of substantially all of the Company’s wholly-owned domestic subsidiaries located in the United States, and (iii) the equity interests of certain of the Company’s foreign and domestic direct and indirect subsidiaries (including Aleris Deutschland Holding GmbH and Aleris Switzerland GmbH) with a priority to be agreed among the lenders under the Asset-Based Credit Facility and the lenders under the Term Loan Credit Facility. The borrowers’ obligations under the Asset-Based Credit Facility are guaranteed by certain of the Company’s existing and future direct and indirect subsidiaries. In addition, the Company will guarantee the obligations of the other borrowers under the Asset-Based Credit Facility.

Certain Covenants and Events of Default

The Asset-Based Credit Facility contains a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of the Company’s subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on the Company’s capital stock and make other restricted payments;

•	make investments and acquisitions;

•	engage in transactions with the Company’s affiliates;

•	sell assets;

•	merge; and

•	create liens.

Although the credit agreement governing the Asset-Based Credit Facility generally does not require the Company to comply with any financial ratio maintenance covenants, if the amount available under the Asset-Based Credit Facility is less than the greater of (x) $65.0 million and (y) 10% of the total commitments under the Asset-Based Credit Facility at any time, a minimum fixed charge coverage ratio (as defined in the credit agreement) of at least 1.0 to 1.0 will apply.

The credit agreement governing the Asset-Based Credit Facility also contains certain customary affirmative covenants and events of default.

2. Senior Secured Term Loan Facility

Overview

In connection with the Transactions, on December 19, 2006, the Company entered into a credit agreement and related security and other agreements for a $1,225.0 million senior secured term loan facility with Deutsche Bank Securities Inc., as joint lead arranger and bookrunner , Goldman Sachs Credit Partners L.P. as s joint lead arranger, bookrunner and syndication agent, PNC Bank, National Association, City Business Credit and Key Bank Association, as co-documentation agents, and Deutsche Bank AG, New York Branch, as administrative agent (the “Term Loan Credit Facility”).

The Company’s Term Loan Credit Facility is a $1,225.0 million, seven-year credit facility, which permits borrowings by us in U.S. Dollars and by Aleris Deutschland Holding GmbH in Euros.

Interest Rate and Fees

Borrowings under the Term Loan Credit Facility will bear interest, at the Company’s option, at:

•	in the case of borrowing in U.S. Dollars, either (a) a base rate determined by reference to the higher of (1) Deutsche Bank’s prime lending rate and (2) the overnight federal funds rate plus 0.5%, plus an applicable margin or (b) a Eurodollar rate (adjusted for maximum reserves) determined by Deutsche Bank, plus an applicable margin; or

•	in the case of borrowings in Euros, a Euro LIBOR rate determined by Deutsche Bank, plus an applicable margin.

The applicable margin for borrowings by the Company in U.S. Dollars under the Term Loan Credit Facility will be 1.375% with respect to base rate borrowings and 2.375% with respect to Eurodollar borrowings. The applicable margin for loans made to Aleris Deutschland Holding GmbH in Euros will be 2.50%.

Mandatory Repayments

The Term Loan Credit Facility will be subject to mandatory prepayment with (i) 100% of the net cash proceeds of certain asset sales, subject to certain reinvestment rights; (ii) 100% of the net cash proceeds from issuances of debt, other than debt permitted under the new term loan facility; (iii) 100% of the net cash proceeds from certain insurance and condemnation payments, subject to certain reinvestment rights; and (iv) up to 50% (subject to reductions to be agreed) of annual excess cash flow (as defined in the credit agreement for the new term loan facility).

Voluntary Repayments

The Company may voluntarily repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to Eurodollar and Euro LIBOR loans.

Amortization and Final Maturity

The Term Loan Credit Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1.0% of the original principal amount during the first 6 3/4 years thereof, with the balance payable on the maturity date.

Guarantees and Security

The Term Loan Credit Facility will be secured, subject to certain exceptions (including appropriate limitations in light of U.S. federal income tax considerations on guaranties and pledges of assets by foreign subsidiaries, and certain pledges of such foreign subsidiaries’ stock, in each case to support loans to the Company), by (i) a first-

priority security interest in substantially all of the Company’s fixed assets located in the United States, substantially all of the fixed assets of substantially all of the Company’s wholly-owned domestic subsidiaries located in the United States and substantially all of the assets of Aleris Deutschland Holding GmbH and certain of its subsidiaries, (ii) a second priority security interest in all collateral pledged by the Company and substantially all of the Company’s wholly-owned domestic subsidiaries on a first-priority basis to lenders under the Asset-Based Credit Facility located in the United States and (iii) the equity interests of certain of the Company’s foreign and domestic direct and indirect subsidiaries (including Aleris Deutschland Holding GmbH and Aleris Switzerland GmbH) with a priority to be agreed among the lenders under the Asset-Based Credit Facility and the lenders under the Term Loan Credit Facility. The borrowers’ obligations under the Term Loan Credit Facility will be guaranteed by certain of the Company’s existing and future direct and indirect subsidiaries. In addition, the Company will guarantee the obligations of Aleris Deutschland Holding GmbH under the Term Loan Credit Facility.

Certain Covenants and Events of Default

The credit agreement governing the Term Loan Credit Facility contains a number of negative covenants that are substantially similar to those governing the Senior Notes (as defined below) and certain other customary covenants and events of default. However, the Company will not be required to comply with any financial ratio covenants, including the minimum fixed charge coverage ratio applicable to the Asset-Based Credit Facility.

3. Secured Hedging

The guarantors of the Term Loan Credit Facility and the Asset-Based Credit Facility also guaranteed the Company’s obligations under various interest rate swaps, foreign currency swaps, commodities hedges or similar agreements (the “Secured Hedging Agreements”), on a pari passu basis. The collateral securing the Term Loan Credit Facility and the Asset-Based Credit Facility is also securing the Secured Hedging Agreements on a pari passu basis.

4. Senior Indenture and Senior Notes due 2014

General

On December 19, 2006, the Company issued $600.0 million aggregate principal amount of 9%/9 3/4% senior notes that mature on December 15, 2014 (the “Senior Notes”). The Senior Notes were issued pursuant to an indenture dated December 19, 2006 (the “Senior Indenture”), by and among Aurora Acquisition Merger Sub, Inc., the Company, the subsidiary guarantors named therein and LaSalle Bank National Association, as trustee.

Guarantees

The Senior Notes are guaranteed, jointly and severally, on an unsecured senior basis, by substantially all of the Company’s domestic subsidiaries existing on the issue date. If the Company creates or acquires a wholly-owned domestic subsidiary that guarantees the Company’s debt or the debt of any subsidiary guarantor, such newly created or acquired subsidiary will also guarantee the Senior Notes unless the Company designates such subsidiary as an “unrestricted subsidiary” under the Senior Indenture.

Ranking

The Senior Notes are the Company’s unsecured senior obligations and rank senior in right of payment to all of the Company’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Notes, including the Senior Subordinated Notes (as defined in Section 4 of this Item 1.01); rank equally in right of payment to all of the Company’s existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Senior Notes; and are effectively subordinated in right of payment to all of the Company’s existing and future secured debt (including obligations under the Asset-Based Credit Facility and the Term Loan Credit Facility (the “Senior Secured Credit Facilities”)), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of each of the Company’s subsidiaries that does not guarantee the Senior Notes.

Similarly, the Senior Note guarantees are the unsecured senior obligations of the subsidiary guarantors and rank senior in right of payment to all of the applicable subsidiary guarantor’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to such guarantee, including such subsidiary guarantor’s guarantee under the Senior Subordinated Notes; rank equally in right of payment to all of the applicable subsidiary guarantor’s existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to such guarantee; and are effectively subordinated in right of payment to all of the applicable subsidiary guarantor’s existing and future secured debt (including such subsidiary guarantor’s guarantee under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt.

Optional Redemption

At any time prior to December 15, 2010, the Company may redeem all or a part of the Senior Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each holder of Senior Notes or otherwise delivered in accordance with the procedures of the Depository Trust Company (“DTC”), at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed plus the Applicable Premium (as defined in the Senior Indenture) as of, and accrued and unpaid interest and Additional Interest (as defined in the Senior Indenture), if any, to the redemption date, subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after December 15, 2010, the Company may redeem the Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of the principal amount of the Senior Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on each of the years indicated below:

Year	Percentage
2010	104.500%
2011	102.250%
2012 and thereafter	100.000%

In addition, prior to December 15, 2009, the Company may, at its option, redeem up to 35% of the sum of the aggregate principal amount of Senior Notes (including the aggregate principal amount of any Additional Senior Notes (as defined in the Senior Indenture) and PIK Notes (as defined in the Senior Indenture) issued after the issue date) at a redemption price equal to 109.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings (as defined in the Senior Indenture) of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that at least 50% of the sum of the aggregate principal amount of Senior Notes originally issued under the Senior Indenture and the aggregate principal amount of any Additional Senior Notes and PIK Notes that are issued under the Senior Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Mandatory Redemption

Other than for as set forth below, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the senior notes.

If the aggregate amount which would be includible in gross income for federal income tax purposes with respect to a Senior Note before the close of any “accrual period” (as defined in Treasury Regulation Section Reg.

234 1.1272-1(b)(1)(ii)) ending after five years from the issue date of the Senior Notes (the “Aggregate Inclusion”) exceeds an amount equal to the sum of (x) the aggregate amount of interest that has been paid in cash under such Senior Note before the close of such accrual period and (y) the product of the issue price of such senior note (as determined under Section 1273(b) of the Code) multiplied by the yield to maturity of such senior note (as determined for purposes of applying Section 163(i) of the Code) (the sum of (x) and (y), the “Adjusted Actual Payment”), the Company shall, before the close of such accrual period, make a mandatory prepayment (any such prepayment a “Special Mandatory Redemption”) on such Senior Note, to the extent that the Aggregate Inclusion as of such time exceeds the Adjusted Actual Payment. Such mandatory prepayment will be applied against and reduce the principal amount of the applicable Senior Note outstanding at such time and will be made at the applicable redemption price as set forth under “Optional Redemption” above. The Company intends that the Special Mandatory Redemption be sufficient to result in each Senior Note being treated as not having “significant original issue discount” within the meaning of Section 163(i)(2) of the Internal Revenue Code of 1986, as amended.

Change of Control

If the Company experiences a change in control, the Company must make an offer to purchase all of the Senior Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Covenants

The Senior Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur additional debt;

•	pay dividends or distributions on the Company’s capital stock or repurchase the Company’s capital stock;

•	issue stock of subsidiaries;

•	make certain investments;

•	create liens on the Company’s assets to secure debt;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	sell or otherwise transfer assets.

Events of Default

The Senior Indenture also provides for events of default which, if certain of them occur, would permit the trustee or the holders of at least 30% in principal amount of the then total outstanding Senior Notes to declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Notes to be due and payable immediately.

5. Senior Subordinated Indenture and Senior Subordinated Notes due 2016

General

On December 19, 2006, the Company issued $400.0 million aggregate principal amount of 10% senior subordinated notes that mature on December 15, 2016 (the “Senior Subordinated Notes”). The Senior Subordinated Notes were issued pursuant to an indenture dated December 19, 2006 (the “Senior Subordinated Indenture”), by and among Aurora Acquisition Merger Sub, Inc., the Company, the subsidiary guarantors named therein and LaSalle Bank National Association, as trustee.

Guarantees

The Senior Subordinated Notes are guaranteed, jointly and severally, on an unsecured senior subordinated basis, by substantially all of the Company’s domestic subsidiaries existing on the issue date. If the Company creates or acquires a wholly-owned domestic subsidiary that guarantees the Company’s debt or the debt of any subsidiary guarantor, such newly created or acquired subsidiary will also guarantee the Senior Subordinated Notes unless the Company designates such subsidiary as an “unrestricted subsidiary” under the Senior Subordinated Indenture.

Ranking

The Senior Subordinated Notes are the Company’s unsecured senior subordinated obligations and are subordinated in right of payment to all of the Company’s existing and future senior debt, including the Senior Secured Credit Facilities and the Senior Notes; rank equally in right of payment to all of the Company’s future senior subordinated debt; are effectively subordinated in right of payment to all of the Company’s existing and future secured debt (including obligations under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of each of the Company’s subsidiaries that does not guarantee the Senior Subordinated Notes; and rank senior in right of payment to all of the Company’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Subordinated Notes.

Similarly, the Senior Subordinated Note guarantees are the unsecured senior subordinated obligations of the subsidiary guarantors and are subordinated in right of payment to all of the applicable subsidiary guarantor’s existing and future senior debt, including such subsidiary guarantor’s guarantees under the Senior Secured Credit Facilities and the Senior Notes; rank equally in right of payment to all of the applicable subsidiary guarantor’s future senior subordinated debt; are effectively subordinated in right of payment to all of the applicable subsidiary guarantor’s existing and future secured debt (including such subsidiary guarantor’s guarantee under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt; and rank senior in right of payment to all of the applicable subsidiary guarantor’s future subordinated debt and other obligations that are, by their terms, expressly subordinated in right of payment to such guarantee.

Optional Redemption

At any time prior to December 15, 2011, the Company may redeem all or a part of the Senior Subordinated Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each holder of Senior Subordinated Notes or otherwise delivered in accordance with the procedures of the DTC, at a redemption price equal to 100% of the principal amount of the Senior Subordinated Notes redeemed plus the Applicable Premium (as defined in the Senior Subordinated Indenture) as of, and accrued and unpaid interest and Additional Interest (as defined in the Senior Subordinated Indenture), if any, to the redemption date, subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after December 15, 2011, the Company may redeem the Senior Subordinated Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of the principal amount of the Senior Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on each of the years indicated below:

Year	Percentage
2011	105.000%
2012	103.333%
2013	101.667%
2014 and thereafter	100.000%

In addition, prior to December 15, 2009, the Company may, at its option, redeem up to 35% of the sum of the aggregate principal amount of Senior Subordinated Notes (including the aggregate principal amount of any Additional Senior Subordinated Notes (as defined in the Senior Indenture) issued after the issue date) at a redemption price equal to 110.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings (as defined in the Senior Indenture) of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that at least 50% of the sum of the aggregate principal amount of Senior Subordinated Notes originally issued under the Senior Subordinated Indenture and the aggregate principal amount of any Additional Senior Subordinated Notes that are issued under the Senior Subordinated Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Change of Control

If the Company experiences a change in control, unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Senior Subordinated Notes, the Company must make an offer to purchase all of the Senior Subordinated Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest.

Covenants

The Senior Subordinated Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur additional debt;

•	pay dividends or distributions on the Company’s capital stock or repurchase the Company’s capital stock;

•	issue stock of subsidiaries;

•	make certain investments;

•	create liens on the Company’s assets to secure debt;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	sell or otherwise transfer assets.

Events of Default

The Senior Subordinated Indenture also provides for events of default which, if certain of them occur, would permit the trustee or the holders of at least 30% in principal amount of the then total outstanding Senior Subordinated Notes to declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Subordinated Notes to be due and payable immediately; provided, however, that so long as any indebtedness permitted to be incurred under the Senior Subordinated Indenture as part of the Senior Secured Credit Facilities or any series of the Senior Notes shall be outstanding, there will be certain restrictions on such acceleration, as indicated in the Senior Subordinated Indenture.

6. Registration Rights Agreement regarding the Notes

On December 19, 2006, the Aurora Acquisition Merger Sub, Inc., the Company and the guarantors named therein entered into registration rights agreements with respect to the Senior Notes and the Senior Subordinated Notes (the “Registration Rights Agreement”) described above. Pursuant to the Registration Rights Agreement, the Company has agreed that it will use its commercially reasonable efforts to register with the Securities and Exchange Commission notes having substantially identical terms as the Senior Notes and notes having substantially identical terms as the Senior Subordinated Notes as part of offers to exchange freely tradable exchange notes for each series of the Notes (each, an “Exchange Offer”).

The Company is required to use its commercially reasonable efforts to cause each Exchange Offer to be completed within 360 days after the issue date of the Notes or, if required, to have one or more shelf registration statements declared effective on the time frames specified in the Registration Rights Agreements.

If the Company fails to meet these targets (a “Registration Default”), the annual interest rate on the applicable series of Notes will increase by 0.25% for the first 90 days commencing on the date the Company fails to meet the targets. The annual interest rate on the applicable series of Notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate described above. If the registration default is corrected, the applicable interest rate on the applicable series of Notes will revert to the original level.

7. Limited Liability Company Operating Agreement

On December 19, 2006, simultaneous with the Closing, affiliates of TPG entered into an amended and restated limited liability company agreement in respect of the Company’s indirect parent company, Aurora Acquisition Holdings, LLC (the “LLC Agreement”), which contains provisions, among others, with respect to certain corporate governance matters. The LLC Agreement provides that material corporate actions of Aurora and the Company require, in addition to any direct or delegated approval of the board of directors required under applicable law, approval by TPG (or a majority of the directors appointed by TPG).

8. Management Services Agreement

In connection with the Transactions, the Company entered into a management services agreement (the “Management Services Agreement”) with affiliates of TPG pursuant to which affiliates of TPG received on the Closing date a transaction fee of $42.5 million in cash in connection with the Transactions. In addition, pursuant to the Management Services Agreement, and in exchange for consulting and management advisory services that will be provided to the Company by TPG and its affiliates, affiliates of TPG will receive an aggregate management fee equal to $9.0 million per annum; provided that in the event TPG or any of its affiliates increases its equity contribution to the Company, the management fee will be increased proportionately to reflect such increased equity commitment. The Management Services Agreement also provides that affiliates of TPG will receive a success fee equal to up to four times the management fee in effect at such time in connection with certain sales or an initial public offering as well as fees in connection with certain financing, acquisition or disposition transactions. An affiliate of TPG will advise the Company in connection with financing, acquisition, disposition and change of control transactions involving the Company or any of its direct or indirect subsidiaries, and the Company will pay to the affiliate of TPG an aggregate fee in connection with any such transaction equal to customary fees charged by internationally-recognized investment banks for serving as a financial advisor in similar transactions, such fee to be due and payable for the foregoing services at the closing of any such transaction. Affiliates of TPG will also receive reimbursement for out-of-pocket expenses incurred by them or their affiliates in connection with providing services pursuant to the Management Services Agreement.

9. Stockholders Agreement

On December 19, 2006, simultaneous with the Closing, the Company, the Parent, certain affiliates of TPG and certain members of management entered into a stockholders agreement (the “Stockholders Agreement”). The Stockholders Agreement contains agreements among the parties with respect to restrictions on the issuance or transfer of shares and other rights, including call rights, drag along rights, tag along rights and registration rights.

10. Rollover Agreements

The executive officers elected to invest in Parent by contributing a combination of cash and equity interests in the Company to Parent prior to the merger and receiving equity interests in Parent in exchange therefor immediately after completion of the merger pursuant to rollover agreements with Parent entered into on December 15, 2006. The aggregate amount of this investment was $10 million.

11. Employment Agreements

On December 19, 2006, the Company entered into employment agreements with each of Steven J. Demetriou, its Chairman and Chief Executive Officer; Michael D. Friday, its Executive Vice President and Chief Financial Officer; John J. Wasz, its Executive Vice President and President, Rolled Products – North America; Sean M. Stack, its Executive Vice President and President, Europe; and Christopher R. Clegg, its Senior Vice President, General Counsel and Secretary, in each case to serve in those respective roles for the Company. In addition, Mr. Demetriou’s employment agreement provides that he will serve as a member of the Company’s board of directors and will be appointed to the board of directors of the Parent, the Company’s sole stockholder following the merger.

The employment agreements provide that Messrs. Demetriou, Friday, Wasz, Stack and Clegg will receive annual base salaries of $1,000,000, $425,000, $400,000, $325,000 and $315,000, respectively, and generally all benefits and perquisites available to executives of the Company. The agreements provide that the executive officers will receive all bonuses and other incentives to which they are entitled under the incentive plans in effect on December 19, 2006. Beginning in the fiscal year ending December 31, 2007, the executive officers will be eligible to participate in an annual incentive plan pursuant to which each executive may earn an annual bonus based on achievement of annual performance objectives set forth in the plan, with a target annual bonus of 100% of base salary up to a maximum bonus of 200% of base salary for Mr. Demetriou, a target annual bonus of 75% of base salary up to a maximum bonus of 150% of base salary for Messrs. Friday, Wasz and Stack, and a target annual bonus of 60% of base salary up to a maximum bonus of 120% of base salary for Mr. Clegg. The employment agreements contain non-competition and non-solicitation provisions that extend for two years (for Mr. Demetriou) and 18 months (for Messrs. Friday, Wasz, Stack and Clegg) after any termination of employment. The employment agreements also provide that the executive officers will be granted, as soon as practicable after December 19, 2006, options to purchase shares of Parent at an exercise price equal to the price per share paid by the other stockholders of Parent. The specific terms and conditions governing all aspects of the options shall be provided in separate grant agreements and any relevant plan documents.

The executive officers’ employment may be terminated at any time by either party, subject to certain notice provisions and severance obligations in the event of termination under certain circumstances, as described below. The severance agreements between the executive officers and the Company, which are described in the Company’s Proxy Statement for Annual Meeting of Stockholders filed with the Commission on April 13, 2006, will continue in effect until December 19, 2008, on which date those agreements will terminate. Prior to termination of the severance agreements, the executive officers will be entitled to severance compensation in the event of certain terminations of their employment as provided under the severance agreements. After termination of the severance agreements, the executive officers will be entitled severance compensation under their employment agreements. Mr. Demetriou’s employment agreement provides that if his employment is terminated without cause or if he resigns for good reason (as defined in his employment agreement), he will be entitled to a lump sum payment equal to two times the sum of his base salary and target bonus and continued welfare benefits for two years following his termination date. The other executive officers’ employment agreements provide that if their employment is terminated without cause or if they resign for good reason prior to a change in control, they will be entitled to a lump sum payment equal to one and one-half times the sum of their respective base salary and target bonus and continued welfare benefits for eighteen months following the termination date. If their employment is terminated without cause or if they resign for good reason after a change in control, the lump sum payment to which they are entitled is reduced to an amount equal to one and one-half times their respective base salary. All post-termination payments under the employment agreements or the severance agreements are conditioned upon the execution by the executive officer of a release of all claims against the Company.

The employment agreements provide that Parent and the executive officers shall use commercially reasonable best efforts to take such actions as may be necessary to avoid the imposition of any excise tax imposed by Section 4999 of the Code on the executive officers, including seeking to obtain stockholder approval in accordance with the terms of Section 280G(b)(5). In addition, Mr. Demetriou’s employment agreement provides that if a transaction that triggers an excise tax liability occurs, and prior to that transaction Parent or the Company is an entity whose stock is readily tradeable on a securities market such that an exemption from the excise tax is not available, Mr. Demetriou will be entitled to a gross-up payment to cover any excise tax owed by him as a result of certain payments made by the Company to Mr. Demetriou if such payments exceed 110% of the “safe harbor limit” under the Code.

Item 1.02. Termination of a Material Definitive Agreement.

1. Existing ABL Facility

On December 19, 2006, in connection with the Transactions, the credit agreement, dated as of August 1, 2006, by and among the Company, certain of its subsidiaries, the lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent, Citicorp North America, Inc., as syndication agent and as collateral agent, and PNC Bank, National Association, National City Business Credit, Inc. and Key Bank National Association, as co-documentation agents (the “Existing ABL Facility”), was terminated. The Existing ABL Facility was a $750.0 million asset backed lending credit facility. The Existing ABL Facility had a maturity date of August 1, 2011. At December 19, 2006, there was $264.8 million outstanding under the Existing ABL Facility; the outstanding amount of $273.8 million, including fees, was paid in full in connection with the Transactions. The Company incurred no early termination penalties in connection with the termination of the Existing ABL Facility.

2. Existing Term Loan Facility

On December 19, 2006, in connection with the Transactions, the credit agreement, dated as of August 1, 2006, by and among the Company, certain of its subsidiaries, the lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent, and Citicorp North America, Inc., as syndication agent and as collateral agent (the “Existing Term Loan Facility”), was terminated. The Existing Term Loan Facility was a $650.0 million term loan facility. The Existing Term Loan Facility had a maturity date of August 1, 2013. At December 19, 2006, there was $655.6 million outstanding under the Existing Term Loan Facility; the outstanding amount of $681.6 million, including fees, was paid in full in connection with the Transactions. The Company incurred no early termination penalties in connection with the termination of the Existing Term Loan Facility.

3. Existing Senior Unsecured Facility

On December 19, 2006, in connection with the Transactions, the credit agreement, dated as of August 1, 2006, by and among the Company, certain of its subsidiaries, the lenders party thereto from time to time, Deutsche Bank AG Cayman Islands Branch, as administrative agent, Citicorp North America, Inc., as syndication agent, and PNC Bank National Association and Key Bank National Association, as co-documentation agents (the “Existing Senior Unsecured Facility”), was terminated. The Existing Senior Unsecured Facility was a temporary senior unsecured bridge credit facility which provided borrowings of approximately $505.0 million. The Existing Senior Unsecured Facility had a maturity date of August 1, 2007. At December 19, 2006, there was $510.5 million outstanding under the Existing Senior Unsecured Facility; the outstanding amount of $538.3 million, including fees, was paid in full in connection with the Transactions. The Company incurred no early termination penalties in connection with the termination of the Existing Senior Unsecured Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Sections 1, 2, 3, 4 and 5 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 19, 2006, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger was consummated, pursuant to which the Company’s stockholders (other than shares held in the Company’s treasury or owned by the Parent, Aurora or any direct or indirect subsidiary of the Company or the Parent) became entitled to receive $52.50 per share in cash, without interest and less any required withholding taxes, for each share of the Company’s common stock. The Company requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that shares of the Company’s common stock are no longer listed on the NYSE.

Item 3.03. Material Modification to Rights of Security Holders

On December 19, 2006, pursuant to the terms of the Merger Agreement, each share of the Company’s common stock (other than shares held in the Company’s treasury or owned by the Parent, Aurora or any direct or indirect subsidiary of the Company or the Parent) issued and outstanding immediately prior to the effective time of the Merger was canceled and automatically converted into the right to receive $52.50 per share in cash, without interest and less any required withholding taxes. Pursuant to the terms of the Merger Agreement, effective immediately upon consummation of the Merger on December 19, 2006, the restated certificate of incorporation and by-laws of the Company were amended and restated. The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

On December 19, 2006, pursuant to the terms of the Merger Agreement, affiliates of TPG consummated the Merger of Aurora with and into the Company. The Company was the surviving corporation in the Merger. Immediately prior to the Merger, the Parent owned all of the stock of Aurora. Each share of capital stock of Aurora issued and outstanding immediately prior to the Merger was converted into one share of common stock of the Company. As a result of the Merger, the Company is owned by the Parent.

The aggregate consideration paid in connection with the Merger was approximately $3.3 billion, including the payment of fees and expenses related to the Transactions. The aggregate consideration was funded by the new credit facilities and private offerings of debt securities described in Item 1.01 of this Current Report on Form 8-K, as well as by equity funding from the Investors.

For so long as it owns the majority of the outstanding shares of stock of the Company, the Parent will effectively have the ability to elect the board of directors of the Company.

A copy of the press release issued by the Company on December 19, 2006 announcing the consummation of the Merger is attached as an exhibit hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Upon consummation of the Merger, the Company’s sole stockholder elected four new directors to the Company’s board of directors: Kelvin L. Davis, a senior partner at TPG, Kevin Burns, a partner at TPG, Michael MacDougall, a partner at TPG, and Jonathan Garfinkel, a vice president at TPG. In addition, the sole stockholder reelected Steven J. Demetriou, the Company’s chief executive officer, to the board of directors. Effective December 19, 2006, John

E. Balkcom, C. Frederick Fetterolf, John E. Grimes, Dale V. Kesler, Larry E. Kittelberger, Paul E. Lego, John E. Merow and Hugh G. Robinson are no longer members of the board of directors of the Company.

As a result of their respective positions with affiliates of TPG, one or more of Kelvin L. Davis, Kevin Burns, Michael MacDougall and Jonathan Garfinkel may be deemed to have an indirect material interest in the Management Services Agreement by and among affiliates of TPG and the Company dated as of December 18, 2006. Accordingly, the information set forth in Section 8 of Item 1.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

On December 19, 2006, in connection with the Merger, the Company entered into employment agreements with Messrs. Demetriou, Friday, Wasz, Stack and Clegg. The information set forth in Section 11 of Item 1.01 is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, effective immediately upon consummation of the Merger on December 19, 2006, the certificate of incorporation, as amended, of the Company as in effect immediately prior to the Merger was amended and restated and, as so amended, became the amended and restated certificate of incorporation of the Company, the surviving corporation in the Merger. A copy of the amended and restated certificate of incorporation of the Company is attached as an exhibit hereto and is incorporated herein by reference.

On December 19, 2006, immediately upon consummation of the Merger, the by-laws of Aurora replaced the Company’s by-laws as in existence immediately prior to the consummation of the Merger. A copy of the by-laws of the Company is attached as an exhibit hereto and is incorporated herein by reference.

As amended and restated, the certificate of incorporation and by-laws together set the number of directors constituting the board of directors of the Company to not less than one nor more than fifteen (subject to change pursuant to the terms of the certificate of incorporation and by-laws). The amended and restated certificate of incorporation also provides that Section 203 of the Delaware General Corporation Law will not apply to the Company. Section 203 restricts transactions between a corporation and an “interested stockholder,” generally defined as stockholders owning 15% or more of the voting stock of the corporation.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Aleris International, Inc.

3.2	Amended and Restated By-laws of Aleris International, Inc.

99.1	Press Release, dated December 19, 2006

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2006

Aleris International, Inc.

By:	/s/ Robert R. Holian
Robert R. Holian
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Aleris International, Inc.

3.2	Amended and Restated By-laws of Aleris International, Inc.

99.1	Press Release, dated December 19, 2006